Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our reports, dated March 6, 2006, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, appearing in this Annual Report on Form 10-K of ICU Medical, Inc. and subsidiaries for the year ended December 31, 2005 in the previously filed Registration Statements of ICU Medical, Inc. and subsidiaries on Form S-8 (File Nos. 333-04171, 333-58024, 333-90642 and 333-90464).

/s/ McGladrey & Pullen, LLP

Irvine, California
March 9, 2006